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                                                                    EXHIBIT B-42

                                 CODE OF BY-LAWS

                                       OF

                               KGF TRADING COMPANY



                          ARTICLE 1 - SEAL, FISCAL YEAR

Section 1.01. Seal. The Board of Directors may authorize the Corporation to have a corporate seal and to cause the seal to be affixed to documents executed by, and certificates of, the Corporation. However, the use of a corporate seal or an impression thereof shall not be required upon, and shall not affect the validity of, any instrument whatsoever.

Section 1.02. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and shall end at the close of he last day of December next succeeding.


                           ARTICLE 2 - SHARES OF STOCK

Section 2.01. Consideration of Shares. The Corporation may issue shares of stock of the Corporation for such an amount of consideration as may be fixed from time to time by the Board of Directors.

Section 2.02. Stock Split. The Board of Directors shall have the authority to declare a split-up or division of issued shares of common capital stock having no nominal or par value into a greater number of shares to the extent of the authorized but unissued shares available therefore

Section 2.03. Stock Conversion or Exchange. In the event of a conversion of shares, the consideration for the shares so issued in exchange or conversion shall be deemed to be (1) the stated capital then represented by the shares so exchanged or converted, and (2) that part of surplus, if any, transferred o stated capital, and (3) any additional consideration paid to the Corporation upon the issuance of shares for the shares so exchanged or converted.

Section 2.04. Treasury Shares. The Board of Directors may cancel or dispose of treasury shares for such consideration as the Board may determine.

Section 2.05. Subscription for Shares. Subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directions. Any call made by the Board of Directors. Any call made by the Board of Directors for payment or subscriptions shall be uniform as to all shares.

Section 2.06. Default in Payment of Subscription. The Corporation may collect by action at law the amount due on any installment or call.

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Section 2.07. Payment for Shares. The consideration for the issuance of shares of the Corporation may be paid in whole or in part in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation. Provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be in consideration for the issuance of such shares.

When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments.

The judgment of the Board of Directors as to the value of property, labor, or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive.

Promissory notes, uncertified checks or future services shall not be accepted in payment or part payment of shares issued.

Section 2.08. Certificates for Shares. Each shareholder shall be entitled to a certificate signed by the President or Vice-President certifying the number of shares owned by him in the Corporation. Every certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that the shares have no par value, and that such shares have no par value, and that such shares have been fully paid up and are non-assessable. If the shares are not fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly.

Section 2.09. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation upon the surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney; such endorsement shall be witnessed by one witness.

Section 2.10. Closing of Transfer Books. The transfer books shall be closed ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of stock shall be issued and no change or transfer shall be made upon the records thereof. However, any person who acquires title to a share after the record date shall, upon written request to the shareholder of record a proxy, with power of substitution, to vote that share.

Section 2.11. Liability of Assignee or Transferee of Shares. Every assignee or transferee of shares or of a subscription for shares having notice at the time of such assignment or transfer that such shares or subscription was not fully paid when he received it, shall be liable to the Corporation for the amount unpaid thereon, to the extent and in the same manner as if he had been the original subscriber or holder thereof and, as such, had paid only the amounts theretofore received by the Corporation on account of such shares.

Section 2.12. Equitable Interests in Shares Need Not Be Recognized. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the

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Corporation as the holder in fact thereof, and shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been given the Corporation except to the extent required by law.

Section 2.13. Shareholders' Preemptive Rights. The Shareholders shall have no preemptive rights to subscribe to the purchase of any additional issues of shares of the Corporation purchased or acquired by the Corporation and not canceled but held as treasury shares.

The holders of shares shall have the right to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the shares of the Corporation as may be hereafter issued, from time to time, whether constituting a part of the capital stock presently or subsequently authorized, and including shares held in the treasury of the Corporation, in the respective ratios which the number of shares held by each shareholder at the respective times of such issues bears to the total number or shares issued and outstanding in the names of all shareholders at such respective times.

Section 2.14. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of the Corporation in place of any certificate therefore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may require, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                      ARTICLE 3 - MEETINGS OF SHAREHOLDERS

Section 3.01. Place of Meetings. All meetings of shareholders shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers thereof, or proxies to represent shareholders thereat.

Section 3.02. Annual Meetings. An annual meeting of the shareholders for the election of Directors, and for the transaction of such other business as may property come before the meeting, shall be held at 11:00 A.M. on the second Wednesday in March of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

Section 3.03. Special Meetings. Special meetings of the shareholders may be called by the President, by the Board of Directors, by the shareholders holding not less than Twenty-Five percent (25%) of all the shares outstanding and entitled to vote on the business proposed to be transacted thereat.

Section 3.04. Notice of Meetings. A written or printed notice stating the place, day and hour of the meting, and in case of a special meeting or when required by the Indiana Business

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Corporation Law, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting, to each shareholder or record entitled to vote at such meeting at such address as appears upon the records of the Corporation at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Each shareholder who has served notice or who personally attends a shareholders' meeting or who is represented thereat be conclusively presumed to have been given due notice of such meeting. No notice of the annual meeting of shareholders shall be required if such meeting is to be held at the Corporation's principal place of business at the time and date specified in
Section 3.02 above.

Section 3.05. Voting at Meetings.

         Clause 3.05 (1). Voting Rights. Every shareholder shall have the right at every shareholders' meeting to one (1) vote for each share of stock standing in his name on the books of the Corporation. Provided, however, no share shall be voted at any meeting: (a) upon which any installment is due and unpaid; or
(b) which belongs to the Corporation

         Clause 3.05 (2). Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

         Clause 3.05 (3). Quorum. A quorum shall consist of a majority of the outstanding shares entitled by the Articles of Incorporation to vote at such meeting, represented in person or by proxy.

         Clause 3.05 (4). Voting List. The Secretary of the Corporation shall make, at least five (5) days before each election of Directors, a list of the shareholders entitled to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, and shall place such list on file at the principal office of the Corporation and subject to inspection by any shareholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election. The stock register book of the Corporation shall be the only evidence as to who are the shareholders entitled to examine such list or stock ledger or transfer book, or to vote at any meeting of the shareholders.

Section 3.06. Votes by Consent in Writing. Any action required to be taken, or which may be taken, at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action to be taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of shareholders. Such consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or document.

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                         ARTICLE 4 - BOARD OF DIRECTORS

Section 4.01. Board of Directors. The Board of Directors shall consist of not less than three (3) nor more than five (5) members, who shall be elected annually by a majority of the shares represented at the annual meeting of shareholders. Such Directors shall hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

Section 4.02. Duties and Powers. The business of the Corporation shall be managed by the Board of Directors. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers. Any sale, lease, exchange, mortgage, pledge, or other disposition of all or any part of the assets of the Corporation, except as limited by law, may be made upon authority of a resolution of the Board.

Section 4.03. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.04 of the Article.

Section 4.04. Special Meetings. Special meetings of the Board of Directors may be held upon the call of the President, or of two or more members of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight (48) hours' notice, specifying the time, place and general purpose of the meeting, given to each Director, either personally, by mailing, or by telegram. At any meeting at which all Directors are present, notice of time, place and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent Directors, either by written instrument or by telegram.

Section 4.05. Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board of Directors then qualified and acting shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

Section 4.06. Resignation. A Director may resign at any time by filing his written resignation with the Secretary.

Section 4.07. Removal. At any meeting of shareholders called expressly for that purpose, any or all of the members of the Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 4.08. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining Directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for that purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy.

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Section 4.09. Compensation of Directors. The Board of Directors shall be authorized to fix and determine their compensation as Directors and additional compensation for such additional services as such Directors may perform for the Corporation.

Section 4.10. Assent to Corporate Action. Any Director, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless

         Clause 4.10. (a) his dissent shall be affirmatively stated by him at and before the chairman of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or

         Clause 4.10 (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.

The right of dissent provided for by either clause (a) or clause (b) above shall not be available, in respect to any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

Section 4.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, a written consent to such action is signed by all members of the Board of Directors, and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 4.12. Dividends. The Board of Directors shall have power to declare and pay dividends upon the common stock of the Corporation. Before payment of any dividend, or the distribution of any profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion determines to be a proper reserve fund to meet contingencies or for equalizing dividends, or for such other purpose as may be conductive to the interest of the Corporation.

                          ARTICLE 5 - ORDER OF BUSINESS

The order or business at annual meetings and, so far as practicable, at all other meetings of shareholders and Directors, shall be:

         Proof of due notice of meeting.

         Call of roll.

         Reading and disposal of any unapproved minutes.

         Annual reports of officers and committees.

         Unfinished business.

         New business.

         Election of Directors

         Adjournment.


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                   ARTICLE 6 - THE OFFICERS OF THE CORPORATION

Section 6.01. Officers. The officers of the Corporation shall consist of a President, one or more Vice President, a Secretary and a Treasurer. Any two or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. The Board of Directors by resolution may create and define the duties of other officers of the Corporation, and may elect and appoint persons to fill the same.

Section 6.02. Election, Term of Office and Qualification. The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

Section 6.03. Removal. Any officer may be removed, either with or without cause, at any time, by the vote of the majority of the actual number of Directors elected and qualified, from time to time, at a special meeting of Directors called for that purpose.

Section 6.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.05. Vacancies. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the Code of By-Laws for the election and appointment to such office.

Section 6.06. The President. The President shall preside at all meetings of shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as this Code of By-Laws provides or the Board of Directors may prescribe.

The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, subject to the provisions of the Indiana Business Corporation Law, the Articles of Incorporation, and this Code of By-Laws.

Section 6.07. The Vice President. A Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate to him. At the request of the President, a Vice President may, in the case of the absence or inability to act of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, if there be more than one Vice President, the Vice President so to perform the duties of President shall be designated by the Board of Directors.

Section 6.08. The Secretary. The Secretary shall have the custody and care of any corporate seal, records, minutes and stock books of the Corporation. He or she shall attend all meetings of the shareholders and the Board of Directors, and shall keep, or cause to be kept, in a book provided for the purposes, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when

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required. He or she shall attend to the giving and serving of all notices of the
Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe.

Section 6.09. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the Code of By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 6.10. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

Section 6.11. Qualifications. The President and at least one Vice President shall be chosen from among the members of the Board of Directors. No other officer need be a Director, and no officer need be a shareholder.

Section 6.12. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving salary by reason of the fact that he may also be a Director of the Corporation.

Section 6.13. Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or Director of the Corporation.


              ARTICLE 7 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01. Indemnification of Directors and Officers. The Corporation shall indemnify any person made a party to any action, suit or proceedings by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation, or any corporation which he served as such at the request of the Corporation against expenses actually and reasonably incurred by him in connection with the defense of any action, suit, or proceeding, civil or criminal, including attorney's fees, or in correction with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings that such officer, Director or employee is liable for negligence or misconduct in the performance of his duty to the Corporation. The Corporation also may reimburse to any such Director, officer or employee the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interest of the Corporation that such settlement be made and that such Director, officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled apart from the provisions of the Article.



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                           ARTICLE 8. CORPORATE BOOKS

Section 8.01. Place of Keeping. The minutes of the proceedings of shareholders and Directors, stock transfer books of the Corporation, and other books and records of the Corporation shall be kept at the principal office of the Corporation, or at such other place as the Board of Directors may designate within the State of Indiana. Provided, however, the original or a duplicate stock register or transfer book, a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders, and the number of classes of shares held by each, shall be kept at the principal office of the Corporation in the State of Indiana.

Section 8.02. Addresses of Shareholders. Shareholders shall be responsible for notifying the Secretary in writing of any changes in their addresses from time to time. A failure to do so shall relieve the Corporation, its shareholders, Directors, officers and agents of liability for failure to direct notices, dividend, or other documents of property to an address other than the one appearing upon the records of the Corporation.

Section 8.03. Inspection of Books and Records. All books of account, minutes of the proceedings of shareholders and Directors, and stock register or transfer books and shareholders' lists of the Corporation shall be open to inspection and examination during the usual business hours for all proper purposes by ever shareholder of the Corporation, or his duly authorized agent or attorney.

Section 8.04. Annual Financial Statement. Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder its most recent annual financial statements showing in reasonable detail its assets and liabilities, and the results of its operations.


                       ARTICLE 9 - SPECIAL CORPORATE ACTS

Section 9.01. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: President, Vice-President, Treasurer, Secretary. The Board of Directors may, however, authorize any one of such officers to sign checks, drafts and orders for the payment of money singly and without necessity of countersignature, and may designate officers and employees of the Corporation, other than those names above, or different combinations of such officers and employees of the Corporation, who may, in the name of the Corporation, execute in its behalf checks, drafts and orders for the payment of money, from such accounts, or within such limits, as the Board of Directors may designate.

Section 9.02. Execution of Deeds, Contracts and Mortgages. All deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President and attested by the Secretary. The use of a corporate seal or an impression thereof shall not be required upon, and shall not affect the validity of any instrument whatsoever.


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                    ARTICLE 10 - REQUIREMENT FOR REPAYMENT OF
                             EXCESSIVE COMPENSATION

Any officer of the Corporation receiving payments from the Corporation as a salary, commission, bonus, interest, rent or for an entertainment expense incurred by him, which payment is disallowed by the Internal Revenue Service in whole or in part as a deductible expense of the Corporation in computing its United States income tax, shall be required to reimburse the Corporation to the full and complete extent of such disallowance. The Board of Directors shall enforce the payment to the Corporation by the officer of such amount disallowed so as to assist the Corporation in paying the deficiency and to prevent a decrease in the assets of the Corporation resulting form the payment of said deficiency. A majority of the Board of Directors may require, or permit, the withholding or proportionate amounts of future compensation payments made to the officer until the amount owed to the Corporation has been recovered. Each officer of the Corporation, by accepting election as such officer, thereby agrees to make any repayments to the Corporation required hereunder and authorized the withholding contemplated hereby, if its Board of Directors requires such action.

At the time of the election of an individual to serve as an officer of the Corporation, he shall be given a copy of this provision of the By-Laws, and its significance shall be explained to him.


                             ARTICLE 11 - AMENDMENTS

The power to make, alter, amend or repeal this Code of By-Laws, or any provision hereof, is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment, or repeal hereof.